UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐ Definitive proxy statement
☒ Definitive additional materials
☐  Soliciting material pursuant to §240.14a-12

Brown Shoe Company, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (check the appropriate box):

    ☒  No fee required.
    ☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    ☐ Fee paid previously with preliminary materials:
    ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date File:

At our 2005 Annual Meeting of Shareholders scheduled for May 26, 2005, our shareholders will be asked to approve certain amendments to our Incentive and Stock Compensation Plan of 2002. The amendments are intended to clarify (i) how shares subject to the terminated awards affect the limitations on the number of shares that could be granted under the plan and (ii) that grants of performance shares may have an initial value up to two times the fair market value of a share of common stock on the date of the grant. We will not issue more than 450,000 shares in the form of restricted stock or performance shares under the plan.